Exhibit 10.3

Execution Version

EMPLOYEE MATTERS AGREEMENT

dated as of June 29, 2015

by and between

MASCO CORPORATION

and

TOPBUILD CORP.

TABLE OF CONTENTS

Page

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	1

ARTICLE 2
GENERAL ALLOCATION OF LIABILITIES

Section 2.01. Allocation of Liabilities Generally	5
Section 2.02. Method of Settlement	6
Section 2.03. Further Assurances	6
Section 2.04. Assignment of Certain Rights; Non-Solicitation	7

ARTICLE 3
EMPLOYEES; ASSUMPTION AND/OR ADOPTION OF PLANS; OPTION ADJUSTMENTS

Section 3.01. Employees	7
Section 3.02. Adoption of Plans	8
Section 3.03. Masco Equity-Based Plan Retention; Equity Award Adjustments; Bonus and Other Payments	8

ARTICLE 4
DC AND RETIREMENT PLANS

Section 4.01. Defined Contribution Plans	10
Section 4.02. Retirement Plan Liabilities	10

ARTICLE 5
HEALTH AND WELFARE PLANS

Section 5.01. Assumption of Health and Welfare Plan Liabilities; General Provisions	11
Section 5.02. Post-Retirement Health and Retired Life Insurance Benefits	12
Section 5.03. Effect of Change in Rates	12
Section 5.04. COBRA and HIPAA	12
Section 5.05. Leave of Absence Programs and FMLA	13
Section 5.06. TopBuild Workers’ Compensation Program	13
Section 5.07. Flexible Benefit Plans	14
Section 5.08. Application of Article 5 to the TopBuild Group	14

ii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT dated as of June 29, 2015 (as the same may be amended from time to time in accordance with its terms, this “Agreement”) between Masco Corporation, a Delaware corporation (“Masco”), and TopBuild Corp., a Delaware corporation (“TopBuild”).

W I T N E S S E T H :

WHEREAS, Masco has decided to distribute the common stock of TopBuild to the holders of Masco Common Stock (the “Distribution”); and

WHEREAS, in furtherance of the foregoing, Masco and TopBuild have entered into the Separation and Distribution Agreement dated as of June 29, 2015 (the “Distribution Agreement”) and certain other agreements that will govern certain matters relating to the Distribution and the relationship of Masco and TopBuild and their respective Subsidiaries following the Distribution; and

WHEREAS, pursuant to the Distribution Agreement, Masco and TopBuild have agreed to enter into this Agreement for the purpose of allocating between them assets, liabilities, and responsibilities with respect to certain employee compensation and benefit plans and programs; and

WHEREAS, Masco and TopBuild have agreed that, except as otherwise specifically provided herein, the general approach and philosophy underlying this agreement is to allocate assets, liabilities and responsibilities between Masco and TopBuild on the basis of the employment relationships in effect at the time of the Distribution.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Distribution Agreement, the parties agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  (a) As used in this Agreement, the following terms shall have the following meanings.  Any other capitalized term that is used, but not defined, herein shall have the meaning set forth in the Distribution Agreement.

“Applicable Law” shall have the meaning set forth in the Distribution Agreement.

“Close of the Distribution Date” means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

“Code” shall have the meaning set forth in the Distribution Agreement.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code § 4980B and ERISA §§ 601 through 608.

“Distribution” has the meaning set forth in the recitals to this Agreement.

“Distribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Distribution Date” shall have the meaning set forth in the Distribution Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor federal labor or employment law. Reference to a specific ERISA provision also includes any proposed, temporary, or final regulation in force under that provision.

“FMLA” means the Family Leave and Medical Act of 1993, as amended.

“Immediately after the Distribution Date” means 12:00 A.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the day after the Distribution Date.

“Liabilities” shall have the meaning set forth in the Distribution Agreement.

“Masco Business” shall have the meaning set forth in the Distribution Agreement.

“Masco Common Stock” shall have the meaning set forth in the Distribution Agreement.

“Masco Defined Contribution Plan” means each of the Masco Corporation 401(k) Plan and the Masco Corporation Hourly 401(k) Plan.

“Masco Employee” means each Person who, on the Distribution Date (a) is actively employed in the Masco Business and who is listed on the payroll records of any member of the Masco Group, (b) is on short-term disability leave, authorized leave of absence, military service or lay-off with recall rights and who was last actively employed in the Masco Business by any member of the Masco Group, (c) is an inactive or former employee and who was last actively employed in the Masco Business by any member of the Masco Group, including any former employee who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the Distribution Date, and, in each case, their respective beneficiaries and dependents or (d) is an individual set forth on Schedule 1.01(a); provided that Masco Employees shall not include the individuals set forth on Schedule 1.01(b).

“Masco Equity-Based Plans” means the Masco Corporation 2014 Long Term Stock Incentive Plan, the Masco Corporation 2005 Long Term Stock Incentive Plan and the Masco Corporation 1991 Long Term Stock Incentive Plan.

“Masco ERISA Affiliate” means any entity that, together with Masco and after giving effect to the Distribution, would be treated as a single employer under Section 414(b) or (c) of the Code without regard to Sections 4069 and 4212(c) of ERISA.

“Masco Group” shall have the meaning set forth in the Distribution Agreement.

“Masco Health and Welfare Plans” means the plans set forth on Schedule 5.01(a).

“Masco Retirement Plans” means the Masco Corporation Pension Plan, the Masco Corporation Supplemental Executive Retirement Plan and the Masco Corporation Benefits Restoration Plan.

“Multi-Employer Plan” means any collectively bargained retirement or health or welfare plan or fund to which any TopBuild Business has ever had a contribution obligation under a collective bargaining agreement or otherwise, including (by way of example and not limitation) those plans shown on Schedule 1.01(c).

“New TopBuild Health and Welfare Plans” means new, duplicate or mirror plans, policies or programs, as applicable, adopted or to be adopted by TopBuild as of the Distribution Date, including those set forth on Schedule 5.01(b), that correspond to the Masco Health and Welfare Plans, with such changes therein as are necessary or appropriate to effectuate the terms of this Agreement.

“Specified Masco Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants including, without limitation, covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or trade secrets, applicable or related, in whole or in part, to the Masco Business that are provided for, contained or set forth in any Masco Retirement Plan, any Masco Corporation Confidential Proprietary Information and Invention Assignment Agreement, in the Masco Equity-Based Plans or any award agreement issued thereunder, or pursuant to any non-competition, consulting, employment, termination, separation or severance agreement or arrangement (including by way of example and not limitation that certain Severance Benefit Agreement, including Masco’s payment obligations thereunder, dated June 2015 between Masco Corporation and Gerald Volas) with any TopBuild Employee or Masco Employee and to which any member of the TopBuild Group or the Masco Group is a party.

“Specified TopBuild Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants including, without limitation covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or trade secrets, applicable or related, in whole or in part, to the TopBuild Business that are provided for, contained or set forth in any Masco Retirement Plan, any Masco Corporation

Confidential Proprietary Information and Invention Assignment Agreement, in the Masco Equity-Based Plans or any award agreement issued thereunder, or pursuant to any non-competition, consulting, employment, termination, separation or severance agreement or arrangement (including by way of example and not limitation that certain Severance Benefit Agreement dated June 2015 between Masco Corporation and Gerald Volas) with any TopBuild Employee or Masco Employee and to which any member of the TopBuild Group or Masco Group is a party.

“TopBuild Business” shall have the meaning set forth in the Distribution Agreement.

“TopBuild Employee” means (i) each Person who, on the Distribution Date, is or has at any time been employed in the TopBuild Business who is not a Masco Employee and (ii) each Person listed on Schedule 1.01(b).

“TopBuild ERISA Affiliate” means any entity that, together with TopBuild and after giving effect to the Distribution, would be treated as a single employer under Section 414(b) or (c) of the Code without regard to Sections 4069 and 4212(c) of ERISA.

“TopBuild Group” shall have the meaning set forth in the Distribution Agreement.

“Tax Matters Agreement” shall have the meaning set forth in the Distribution Agreement.

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

TERMS	SECTION

Employee Withholding Documents	7.11
Masco Retained Liabilities	2.01
Masco Bonus Liabilities	3.03
Masco Health and Welfare Liabilities	5.01
Masco Health and Welfare Plans	5.01
Masco Retained Liabilities	2.01
Masco WCP Liabilities	5.06
TopBuild Assumed Liabilities	2.01
TopBuild Bonus Liabilities	3.03
TopBuild DC Plan	4.01
TopBuild DC Plan Liabilities	4.01
TopBuild Health and Welfare Liabilities	5.01
TopBuild Assumed Liabilities	2.01
TopBuild WCP Liabilities	5.06
Retained Retiree Health and Life Liabilities	5.02
Retained DC Plan Liabilities	4.01
RSAs	3.03

TERMS	SECTION

Standard Procedure	7.11

ARTICLE 2
GENERAL ALLOCATION OF LIABILITIES

Section 2.01.  Allocation of Liabilities Generally.

(a)                       Subject to the terms and conditions of this Agreement, effective as of the Close of the Distribution Date, Masco hereby assumes and agrees to pay when due, honor and discharge, the following Liabilities, whether incurred before, on or after the Distribution Date (“Masco Retained Liabilities”):

(i)                                     all Liabilities to the extent relating to, arising out of or resulting from any employment, separation or retirement agreement or arrangement to the extent applicable to any Masco Employee;

(ii)                                  the Masco Bonus Liabilities, Masco WCP Liabilities, Retained Retiree Health and Life Liabilities, Masco Health and Welfare Liabilities, Retained DC Plan Liabilities and all Liabilities to the extent relating to, arising out of or resulting from the Masco Equity-Based Plans and the Masco Retirement Plans;

(iii)                               all Liabilities to the extent relating to, arising out of or resulting from any other employee benefit plan or arrangement sponsored or maintained at any time after the Distribution Date by any of the Masco Companies to the extent applicable to any member of the Masco Group;

(iv)                              all Liabilities to the extent relating to, arising out of or resulting from any federal, state, local or foreign law, order or regulation (including, without limitation, ERISA and the Code) to the extent they relate to participation by any Masco Employee in any employee benefit plan sponsored or maintained by any member of the Masco Group, whether relating to events occurring on, prior to or after the Close of the Distribution Date or arising by reason of the transactions contemplated by this Agreement or otherwise;

(v)                                 all statutory Liabilities with respect to any Masco Employee, which arise, directly or indirectly, by reason of the transactions contemplated by this Agreement; and

(vi)                              all other Liabilities attributable to actions specified to be taken by Masco under this Agreement.

(b)                       Subject to the terms and conditions of this Agreement, effective as of Immediately after the Distribution Date, TopBuild hereby assumes and agrees to pay when due, honor and discharge, the following Liabilities, whether incurred before, on or after the Distribution Date (“TopBuild Assumed Liabilities”):

(i)                                     all Liabilities to the extent relating to, arising out of or resulting from any employment, separation or retirement agreement or arrangement (including, without limitation, claims founded in any theory of joint employer liability) to the extent applicable to any TopBuild Employee, including by way of example and not limitation that certain Severance Benefit Agreement, and Masco’s payment obligations thereunder, dated June 2015 between Masco Corporation and Gerald Volas and separately assigned to TopBuild on even date herewith;

(ii)                                  the TopBuild Bonus Liabilities, the New TopBuild Health and Welfare Plans, TopBuild DC Plan Liabilities, TopBuild Health and Welfare Liabilities, and the TopBuild WCP Liabilities;

(iii)                               all Liabilities to the extent relating to, arising out of or resulting from any other employee benefit plan or arrangement sponsored or maintained at any time after the Distribution Date by any member of the TopBuild Group;

(iv)                              all Liabilities to the extent relating to, arising out of or resulting from any federal, state, local or foreign law, order or regulation (including, without limitation, ERISA and the Code) to the extent they relate to participation by any TopBuild Employee (A) in any New TopBuild Health and Welfare Plan or other employee benefit plan sponsored or maintained by any member of the TopBuild Group, or (B) in any Multi-Employer Plan at any time prior to, on or after the Distribution Date;

(v)                                 all statutory Liabilities with respect to any TopBuild Employee which arise, directly or indirectly, by reason of the transactions contemplated by this Agreement; and

(vi)                              all other Liabilities attributable to actions specified to be taken by TopBuild under this Agreement.

Section 2.02.  Method of Settlement.  Notwithstanding anything herein to the contrary but except as set forth in Schedule 2.02, to the extent possible, any transfer or assumption of Liabilities (including, where applicable, assets or reserves corresponding to such Liabilities) pursuant to this Article 2 shall be effected, prior to the Distribution Date (through a corresponding adjustment in the relevant intercompany account balances of the parties hereto) or as soon thereafter as is reasonably practicable (through cash payments).

Section 2.03.  Further Assurances.

(a)                       On and after the date hereof, TopBuild will, at the reasonable request of Masco, execute, acknowledge and deliver all such endorsements, assurances, consents,

assignments, transfers, conveyances, powers of attorney and other instruments and documents, and take such other actions necessary (i) to assign, transfer, convey and deliver to Masco, acting in its fiduciary capacity, all the assets to be transferred to Masco pursuant to this Agreement and (ii) to assist Masco in obtaining the consent and approval of all Governmental Authorities and other Persons required to be obtained by Masco to effect the transfer thereof and the assumption of the Masco Retained Liabilities by Masco or otherwise appropriate to carry out the transactions contemplated hereby.

(b)                       On and after the date hereof, Masco will, at the reasonable request of TopBuild, execute, acknowledge and deliver all such endorsements, assurances, consents, assignments, transfers, conveyances, powers of attorney and other instruments and documents, and take such other actions necessary (i) to assign, transfer, convey and deliver to TopBuild, acting in its fiduciary capacity, all the assets to be transferred to TopBuild pursuant to this Agreement, and (ii) to assist TopBuild in obtaining the consent and approval of all Governmental Authorities and other Persons required to be obtained by TopBuild to effect the transfer thereof and the assumption of the TopBuild Assumed Liabilities by TopBuild or otherwise appropriate to carry out the transactions contemplated hereby.

Section 2.04.  Assignment of Certain Rights; Non-Solicitation.

(a)                       To the extent permitted by applicable law, Masco hereby assigns, to the maximum extent possible, on behalf of itself and the Masco Group, the Specified TopBuild Rights, to TopBuild, and Masco shall take such actions to effect such assignment pursuant to Section 2.03(b) as TopBuild may reasonably request.

(b)                       To the extent permitted by applicable law, TopBuild hereby assigns, to the maximum extent possible, on behalf of itself and the TopBuild Group, the Specified Masco Rights, to Masco, and TopBuild shall take such actions to effect such assignment pursuant to Section 2.03(a) as Masco may reasonably request.

(c)                        Masco and TopBuild agree that neither party, nor any of their respective Subsidiaries, shall, without the prior written approval of the other, directly or indirectly for 12 months after the Distribution Date, solicit any employee of the other party to terminate his or her relationship with any member of the TopBuild Group or Masco Group, respectively, provided that the foregoing shall not apply to (i) the use of an independent employment agency (so long as the agency was not directed to solicit such person) or (ii) as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the other party.

ARTICLE 3
EMPLOYEES; ASSUMPTION AND/OR ADOPTION OF PLANS; OPTION ADJUSTMENTS

Section 3.01.  Employees.  No provision of this Agreement shall require Masco or TopBuild or any of their respective Subsidiaries to continue the employment of any of their respective employees following the Distribution Date.

Section 3.02.  Adoption of Plans.

(a)                       Effective as of not later than Immediately after the Distribution Date, TopBuild and any applicable member of the TopBuild Group shall adopt, or cause to be adopted, the New TopBuild Health and Welfare Plans, provided that nothing contained herein shall prevent TopBuild from terminating or amending such plans except to the extent such termination or amendment is precluded by Applicable Law, as would result in the loss of grandfathered status under the Patient Protection and Affordable Care Act or as otherwise provided herein.

(b)                       The New TopBuild Health and Welfare Plans shall be, with respect to all TopBuild Employees, in all respects the successors in interest to any corresponding Masco Health and Welfare Plans.  With respect to TopBuild Employees, each New TopBuild Health and Welfare Plan and any other benefit plan, arrangement or policy applicable after the Distribution Date for TopBuild Employees shall provide that all service, compensation, and other benefit-affecting determinations, as of the Close of the Distribution Date, that were otherwise recognized under the corresponding Masco Health and Welfare Plan (for periods ending on the Distribution Date) shall, as of Immediately after the Distribution Date, receive full recognition and credit to the extent the recognition or credit can validly be taken into account under the New TopBuild Health and Welfare Plan to the same extent as if those items occurred under the Masco Health and Welfare Plans, except to the extent that duplication of benefits would result.

Section 3.03.  Masco Equity-Based Plan Retention; Equity Award Adjustments; Bonus and Other Payments.

(a)                       Masco Equity-Based Plans; Equity Award Adjustments. In connection with the Distribution, Masco shall retain the Masco Equity-Based Plans and shall cause such actions to be taken thereunder as are necessary or appropriate to reflect the Distribution as provided in this Section 3.03(a).

(i)                                     Vested Options.  In connection with the Distribution and effective as of the Distribution Date, all outstanding vested options to purchase shares of Masco Common Stock, whether held by a current or a former Masco Employee, a current or a former TopBuild Employee or a current or former non-employee director of Masco will be adjusted pursuant to the terms of the applicable Masco Equity-Based Plan and Applicable Law to preserve the intrinsic value thereof and the ratio of the exercise price to the fair market value of Masco Common Stock.  Such adjusted vested options held by TopBuild Employees will be exercisable for the period following their separation from Masco as is set forth in the Masco Equity-Based Plans or applicable award agreement or, if earlier, until the stated expiration date of the grant.

(ii)                                  Unvested Options.  In connection with the Distribution and effective as of the Distribution Date, any outstanding unvested options to purchase Masco Common Stock which are held by Masco Employees will be adjusted as described in Section 3.03 (a)(i).  TopBuild will replace any outstanding unvested options to purchase shares of Masco Common Stock which are held by TopBuild Employees at the Close of the Distribution Date (and forfeited as a result of the Distribution) with long-term incentive awards of generally equivalent intrinsic value, and preserving the remaining vesting and expiration dates, under one or more long-term incentive plans to be adopted by TopBuild.

(iii)                               Restricted Stock Awards.  In connection with the Distribution and effective as of the Distribution Date, awards of unvested shares of restricted stock (“RSAs”), whether held by a current or a former Masco Employee or a current or former non-employee director of Masco, or (to the extent not forfeited at the Distribution Date) a current or a former TopBuild Employee, will be adjusted pursuant to the terms of the applicable Masco Equity-Based Plan and Applicable Law to preserve the intrinsic value thereof.  TopBuild will replace any outstanding unvested RSAs which are held by TopBuild Employees at the Close of the Distribution Date (and forfeited as a result of the Distribution) with long-term incentive awards of generally equivalent intrinsic value, and preserving the remaining vesting dates, under one or more long-term incentive plans to be adopted by TopBuild.

(iv)                              Cash-Based Long-Term Awards.  In connection with the Distribution and effective as of the Distribution Date, the Liability for cash-based long-term performance awards granted under the applicable Masco Equity-Based Plan, whether held by a current or a former TopBuild Employee (pro-rated through the Distribution Date) or by a current or a former Masco Employee, will be retained by Masco.

(b)                       Bonus and Other Payments.  Masco hereby retains Liability for all annual bonus payments for fiscal 2015 to Masco Employees (the “Masco Bonus Liabilities”). TopBuild hereby retains or assumes, as applicable, (i) all annual bonus payments for fiscal 2015 (including amounts accrued or payable with respect to the period of the fiscal year prior to the Distribution Date) to TopBuild Employees, (ii) all annual bonus payments (for the period of the fiscal year prior to the Distribution Date) for those persons shown on Schedule 1.01(b) under the Masco executive annual cash performance bonus, the Masco executive annual restricted share award performance bonus, and any other Masco annual bonus plan (together with the amounts in clause (i), the “TopBuild Bonus Liabilities”), and (iii) termination and severance and other liabilities accrued or payable to Masco Employees to whom an offer was made and accepted for employment with TopBuild effective as of the Distribution Date, which offer has been rescinded by TopBuild on or prior to the Distribution Date.

ARTICLE 4
DC AND RETIREMENT PLANS

Section 4.01.  Defined Contribution Plans.

(a)                       Masco shall retain all Liabilities and obligations to the extent relating to, arising out of or resulting from benefits accrued by each Masco Employee under the Masco Defined Contribution Plans.

(b)                       Effective as of not later than Immediately after the Distribution Date, TopBuild or a TopBuild ERISA Affiliate shall adopt one or more savings plans for the benefit of TopBuild Employees intended to qualify under Section 401(a) of the Code (the “TopBuild DC Plan”).  Not later than the end of the calendar year in which the Distribution Date occurs or as soon following the Distribution Date as is reasonably practicable, (1) Masco shall cause the Masco Defined Contribution Plan accounts of all TopBuild Employees which are held by the applicable Masco Defined Contribution Plan’s related trust to be transferred to the TopBuild DC Plan and its related trust, and TopBuild shall cause those transferred accounts (all of which shall remain 100% vested) to be accepted by the TopBuild DC Plan and its related trust, and (2) the TopBuild DC Plan shall assume and be solely responsible for Liabilities only with respect to transferred accounts of such TopBuild Employees (all such assumed liabilities, “TopBuild DC Plan Liabilities”). Such transfer of accounts and related trust assets shall be in-kind, including loans, and shall be mapped to investment choices in the TopBuild DC Plan trust which are comparable to the investment choices which TopBuild Employees had designated under the Masco Defined Contribution Plan to the maximum extent practicable and shall not favor participants who are Masco Employees over participants who are TopBuild Employees.  Any TopBuild DC Plan fund relating to Masco Common Stock shall be administered so as to permit transfers out of, but not additions to, such fund.

(c)                        After the Distribution Date, Masco shall retain all assets and Liabilities under the Masco Defined Contribution Plans except as otherwise provided in Section 4.01(b) (“Retained DC Plan Liabilities”).

(d)                                 TopBuild and Masco shall use their reasonable efforts to cause each of the trustees, custodians, advisors and administrators providing services and benefits under the New TopBuild Defined Contribution Plans and the Masco Defined Contribution Plans to maintain the fee structures based on the aggregate number of participants in both the New TopBuild Defined Contribution Plans and the Masco Defined Contribution Plans through the expiration of the financial fee or rate guarantees in effect as of the Close of the Distribution Date under the respective agreements separately rated or adjusted for the demographics, experience or other relevant factors related to the covered participants of TopBuild and Masco, respectively.  To the extent they are not successful in such efforts, TopBuild and Masco shall each bear the revised fee structures attributable to the individuals covered by their respective defined contribution plans.

Section 4.02.  Retirement Plan Liabilities.  Masco shall retain and remain responsible for all assets and Liabilities under the Masco Retirement Plans accrued in respect of Masco Employees and TopBuild Employees pursuant to the terms of the Masco Retirement Plans.  For the avoidance of doubt, no TopBuild Employee shall accrue any benefit after the Distribution Date under the Masco Retirement Plans.

ARTICLE 5
Health and Welfare Plans

Section 5.01.  Assumption of Health and Welfare Plan Liabilities; General Provisions.

(a)                       Effective as of the Close of the Distribution Date and except to the extent provided in this Article 5, all Liabilities relating to claims incurred prior to, on or after the Distribution Date by each TopBuild Employee under the Masco Health and Welfare Plans shall be transferred to and assumed by TopBuild as of the Close of the Distribution Date (“TopBuild Health and Welfare Liabilities”) under the corresponding New TopBuild Health and Welfare Plans.  Masco shall retain all other Liabilities under the Masco Health and Welfare Plans (“Masco Health and Welfare Liabilities”).

(b)                       TopBuild shall cause the New TopBuild Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by TopBuild Employees under the Masco Health and Welfare Plans as of the Distribution Date and apply such elections under the New TopBuild Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment from Masco to TopBuild at any time before the Close of the Distribution Date shall neither constitute nor be treated as a “status change” under the New TopBuild Health and Welfare Plans or the Masco Health and Welfare Plans.

(c)                        TopBuild shall cause the New TopBuild Health and Welfare Plans to recognize and give credit for all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by TopBuild Employees under the Masco Health and Welfare Plans for the remainder of the year in which the Distribution Date occurs to the extent recognized under the comparable Masco Health and Welfare Plans.

(d)                       TopBuild shall provide coverage to TopBuild Employees under the New TopBuild Health and Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability to the extent provided under the comparable Masco Health and Welfare Plans.

(e)                        TopBuild shall cause the New TopBuild Health and Welfare Plans to recognize and credit all service of each TopBuild Employee recognized by the corresponding Masco Health and Welfare Plans before the Close of the Distribution Date for all purposes, including, but not limited to, severance, disability, vacation and paid time off.  On or as soon as reasonably practicable after the Distribution Date, Masco shall deliver to TopBuild a schedule setting forth the accrued and unused vacation and paid time off for each TopBuild Employee as of the Distribution Date, and TopBuild shall assume and be responsible for all Liabilities therefor which, for the avoidance of doubt, shall be included in TopBuild Health and Welfare Liabilities.

(f)                         Education or tuition reimbursement liabilities shall be the responsibility of the employer of the tuition reimbursement program participant at the time the education or tuition reimbursement request is formally submitted by the program participant in accordance with the terms and conditions of such program.

Section 5.02.  Post-Retirement Health and Retired Life Insurance Benefits.  Other than for the coverages set forth on Schedule 1.01(c)(ii) which are carried on the books of TopBuild and so, for the avoidance of doubt, shall be retained by TopBuild, Masco shall be responsible for providing to TopBuild Employees who are eligible to receive post-retirement medical or retired life insurance coverage under the Masco Health and Welfare Plans and retire prior to the Close of the Distribution Date and to all Masco Employees such coverage under the Masco Health and Welfare Plans (“Retained Retiree Health and Life Liabilities”), in each case pursuant to the terms of the applicable Masco Health and Welfare Plans.  Nothing herein shall prevent (i) Masco from amending or terminating such plans or (ii) notwithstanding Section 2.04(c) hereof, TopBuild from actively employing any retired Masco Employees.

Section 5.03.  Effect of Change in Rates.  TopBuild and Masco shall use their reasonable efforts to cause each of the insurance companies, point-of-service vendors and third-party administrators providing services and benefits under the New TopBuild Health and Welfare Plans and the Masco Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the New TopBuild Health and Welfare Plans and the Masco Health and Welfare Plans through the expiration of the financial fee or rate guarantees in effect as of the Close of the Distribution Date under the respective contracts, policies, and agreements separately rated or adjusted for the demographics, experience or other relevant factors related to the covered participants of TopBuild and Masco, respectively.  To the extent they are not successful in such efforts, TopBuild and Masco shall each bear the revised premium or administrative rates attributable to the individuals covered by their respective health and welfare plans.

Section 5.04.  COBRA and HIPAA.

(a)                       Masco shall be solely responsible for administering compliance with the health care continuation coverage requirements of COBRA and the Masco Health and Welfare Plans (i) with respect to Masco Employees and, (ii) for the limited purposes of initial notification and premium administration compliance through the Distribution Date, with respect to TopBuild Employees and their dependents who incur a COBRA qualifying event prior to the Distribution Date.

(b)                       Effective as of Immediately after the Distribution Date, TopBuild shall solely be responsible for administering compliance with the health care continuation coverage requirements of COBRA and the New TopBuild Health and Welfare plans with respect to (i) TopBuild Employees and their dependents who incur a COBRA qualifying event on or after the Distribution Date and (ii) those TopBuild Employees described in Section 5.04(a)(ii).

(c)                        For periods before the Distribution Date, Masco shall be responsible for administering compliance with the portability requirements under the Health Insurance Portability and Accountability Act of 1996 with respect to TopBuild Employees and beginning not later than Immediately after the Distribution Date TopBuild shall be responsible for filing all necessary employee change notices with respect to and in accordance with applicable Masco policies and procedures.  Effective as of the Close of the Distribution Date, Masco shall be solely responsible for administering compliance with such health care continuation coverage and portability requirements with respect to Masco Employees, and TopBuild shall be solely responsible for administering compliance with such requirements with respect to TopBuild Employees.

Section 5.05.  Leave of Absence Programs and FMLA.

(a)                       TopBuild shall be responsible for administering compliance with the TopBuild leave of absence programs and FMLA with respect to TopBuild Employees.

(b)                       Effective as of the Close of the Distribution Date: (i) TopBuild shall adopt, and shall cause each member of the TopBuild Group to adopt, leave of absence programs; (ii) TopBuild shall honor, and shall cause each member of the TopBuild Group to honor, all terms and conditions of leaves of absence which have been granted to any TopBuild Employee under a Masco leave of absence program or FMLA before the Distribution Date, including such leaves that are to commence after the Distribution Date; (iii) Masco and each member of the Masco Group shall be solely responsible for administering leaves of absence and compliance with FMLA with respect to their employees; and (iv) TopBuild and each member of the TopBuild Group shall recognize all periods of service of each TopBuild Employee with the Masco Group to the extent such service is recognized by Masco for the purpose of eligibility for leave entitlement under the Masco leave of absence programs and FMLA.

(c)                        As soon as administratively possible and not later than the Close of the Distribution Date, Masco shall provide to TopBuild copies of all records pertaining to the Masco leave of absence programs and FMLA with respect to all TopBuild Employees to the extent such records have not been provided previously to TopBuild or a member of the TopBuild Group.

Section 5.06.  TopBuild Workers’ Compensation Program.

(a)                       (i)  Effective as of the Close of the Distribution Date, TopBuild shall assume, retain and be responsible for all workers’ compensation Liabilities relating to claims incurred prior to, on or after the Distribution Date by TopBuild Employees (the “TopBuild WCP Liabilities”).

(ii)                                  Effective as of the Close of the Distribution Date, Masco shall assume, retain and be responsible for all workers compensation Liabilities relating to claims incurred prior to, on or after the Distribution Date by Masco Employees (“Masco WCP Liabilities”).

(iii)                               For the avoidance of doubt, workers’ compensation Liabilities in respect of claims incurred prior to, on or after the Distribution Date by any current or former employee shall be the responsibility of such employee’s employer on the Distribution Date or, in the case of former employees, any such former employee’s last employer prior to the Distribution Date; and in each case where there is a question as to the date of claim occurrence in fixing such Liabilities, an independent claims administrator shall be appointed to allocate such Liability based on its determination of the date of claim occurrence.

(b)                       Masco and TopBuild shall cooperate with respect to the issuance of new, or transfer of, existing workers’ compensation policies and licenses.

Section 5.07.  Flexible Benefit Plans.  To the extent any TopBuild Employee contributed to an account under a Masco Health and Welfare Plan that provides or constitutes a health care or dependent care flexible spending account (“Masco Flex Plan”) during the calendar year that includes the Distribution Date, effective the Close of the Distribution Date Masco shall transfer to the corresponding New TopBuild Health and Welfare Plan the account balances of such TopBuild Employees for such calendar year under the Masco Flex Plan, regardless of whether the account balance is positive or negative.

Section 5.08.  Application of Article 5 to the TopBuild Group.  Any reference in this Article 5 to “TopBuild” shall include a reference to the TopBuild Group when and to the extent TopBuild has caused a member of the TopBuild Group to (a) become a party to a vendor contract, group insurance contract, or HMO letter agreement associated with a New TopBuild Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more New TopBuild Health and Welfare Plans, (c) assume all or a portion of the Liabilities or administrative responsibilities for benefits which arose before the Distribution Date under a Masco Health and Welfare Plan and which were expressly assumed by TopBuild pursuant to the terms of this Agreement, or (d) take any other action, extend any coverage, assume any other Liability or fulfill any other responsibility that TopBuild would otherwise be required to take under the terms of this Article 5, unless it is clear from the context that the particular reference is not intended to include a member of the TopBuild Group. In all such instances in which a reference in this Article 5 to “TopBuild” includes a reference to a member of the TopBuild Group, TopBuild shall be responsible to Masco for ensuring that the member of the TopBuild Group complies with the applicable terms of this Agreement.

ARTICLE 6
INDEMNIFICATION

With respect to indemnification, the parties hereto agree to the Article 6, Release; Indemnification, of the Distribution Agreement.

ARTICLE 7
GENERAL PROVISIONS

Section 7.01.  Notices.  Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission, or mail, to the following addresses:

If to Masco, to:

Masco Corporation

21001 Van Born Road

Taylor, Michigan 48180

Attn: General Counsel

Facsimile: (313) 792-6430

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York  10017

Attn:  John D. Amorosi

Bruce Dallas

Facsimile: (212) 701-5010

If to TopBuild, to:

TopBuild Corp.

260 Jimmy Ann Dr

Dayton Beach, FL 32114

Attn: General Counsel

Facsimile: (386) 304-2144

with a copy to:

McDermott Will & Emery

333 Avenue of the Americas, Suite 4500

Miami, Florida  33131

Attn:  Harris C. Siskind

Facsimile: (305) 347-6500

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York  10017

Attn:  John D. Amorosi

Bruce Dallas

Facsimile: (212) 701-5010

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 7.02.  Amendments; No Waivers.  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Masco and TopBuild, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)                       No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.03.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.  If any party or any of its successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of such party shall assume all of the obligations of such party under the Distribution Documents.

Section 7.04.  Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws rules thereof.

Section 7.05.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court, or if such court shall not have jurisdiction, any federal court located in the State of Delaware or any Delaware state court, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from the transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or outside of the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.01 shall be deemed effective service of process on such party.

Section 7.06.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.07.  Entire Agreement; No Change in Control or Severance Event.  (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto or any member of their Group with respect to the transactions contemplated by this Agreement. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Tax Matters Agreement, the provisions of the Tax Matters Agreement shall prevail.

(b)                       Neither the Distribution nor the consummation of the transactions contemplated herein or under the Distribution Agreement shall constitute a change in control for purposes of, or trigger or otherwise give rise to any severance obligations or entitlements under, any Masco or TopBuild plan, program, agreement or arrangement.

Section 7.08.  No Third Party Beneficiaries.  Nothing contained in this Agreement is intended to constitute an amendment to any plan or arrangement governed by ERISA, or to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

Section 7.09.  Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 7.10.  Severability.  If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a declaration, the parties shall modify this

Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 7.11.  Withholdings.  To the extent consistent with the terms of the Tax Matters Agreement, the party that is responsible for making a payment hereunder shall be responsible for making the appropriate withholdings, if any, attributable to such payments.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MASCO CORPORATION

By:	/s/ Kenneth G. Cole
Name: Kenneth G. Cole
Title: Vice President, General Counsel and Secretary

TOPBUILD CORP.

By:	/s/ John G. Sznewajs
Name: John G. Sznewajs
Title: President and Treasurer

[Signature Page to Employee Matters Agreement]